                                                                   EXHIBIT 99.01

                     HNC'S BUSINESS AS OF DECEMBER 31, 2000

        This exhibit contains forward-looking statements about our industry, management's beliefs and certain assumptions we have made. Words such as "anticipates," expects," "plans," "intends," "may," "will," "should," "believes," "estimates" or similar expressions identify forward-looking statements. These statements include, among other things, statements concerning our anticipated growth strategies, anticipated trends in our business and the markets that we serve, our expectations of our future performance and the market acceptance of our products, our plans for expanding our business, our plans for product functionality and features and the status of evolving technologies. Forward-looking statements are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors, including, but not limited to, the risks discussed under the heading "Risk Factors."

You should carefully consider these risks. Investors are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this report. We undertake no obligation to revise or update any forward-looking statements for any reason.

OVERVIEW

   We provide customer insight through Efficiency, Risk, Opportunity and Intelligent Response software suites that enable companies in the financial, insurance, telecommunications and e-commerce industries to acquire, manage and retain customers. Our technology helps businesses make the right decisions about their customers in real time. It can improve a business' speed and accuracy in differentiating between customer value and risk; determining what customers want without invading their privacy; delivering personalized service and managing customers more profitably; and developing customer loyalty.

INDUSTRY BACKGROUND

   Today's competitive business environment has forced many companies to increase business efficiencies while improving their flexibility and responsiveness to changing market conditions. In particular, the widespread adoption of the Internet has changed the way many businesses operate. Consequently, companies continue to make significant investments in technology solutions designed to manage and analyze information, develop initiatives to boost customer loyalty and develop lasting customer relationships with profitable customers. Building lasting relationships with profitable customers requires insight into customer profitability and the elements driving it, and the ability to optimize interaction with the customer to improve profitability and maximize the lifetime value of the customer relationship.

   Relationships with customers increasingly depend on electronic interactions. Businesses must invest more resources to acquire, manage and retain customers. At the same time, customers have a variety of purchasing options and are only a click away from the competition. While businesses are experiencing increasing customer acquisition costs, customers are experiencing decreasing switching costs. As a result, there is an accelerated demand for the ability to analyze information concerning customer transaction patterns to enable companies to respond appropriately to customer needs and predict customer activity. In addition, there is an expanding recognition that tools, applications and services can help organizations better understand and retain their customers, and build relationships over the Internet.

PLATFORM INTRODUCTION

   HNC's Customer Insight platform incorporates Efficiency, Risk, Opportunity and Intelligent Response software solutions. Our decision engines capitalize on information to provide answers in real time so businesses can more effectively acquire, manage or retain customers. Because the substantial majority of electronically stored information is unstructured, there is a real need for a natural language free-text analysis solution to optimize the use of stored data. HNC's platform provides this solution.

   The platform also utilizes neural networks to help predict which transactions are likely to result in negative activities such as fraud and payment delinquency, or positive activities including cross-sell and up-sell. In addition, the platform's decision support tools enable HNC's customers to analyze information to take advantage of opportunities while minimizing risks.

   The combination of HNC's core technologies -- decision engines, free text analysis, neural networks and decision support tools -- results in a customer profile engine that helps businesses attain customer insight. Specific capabilities of HNC's platform include:

   - EFFICIENCY SUITE. The HNC Efficiency Suite enables companies to make instant, automated decisions regarding customer applications, including the ability to identify and determine customer creditworthiness. This allows companies to simultaneously reduce costs and increase the speed of the customer acquisition process. In addition, it allows companies to process large quantities of applications and claims in real time through multiple acquisition and delivery channels.

   - RISK SUITE. The HNC Risk Suite enables companies to analyze the risks associated with acquiring, managing and retaining customers by analyzing patterns in customer transactions. Risks can include fraud, churn and bad debt.

   - OPPORTUNITY SUITE. The HNC Opportunity Suite enables companies to analyze the opportunities associated with acquiring, managing and retaining customers by analyzing patterns in customer transactions. Opportunities can include maximizing customer profitability by providing cross-sell and up-sell activities and focusing marketing efforts on more profitable customers.


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    -   INTELLIGENT RESPONSE SUITE -- The HNC Intelligent Response Suite enables companies to search across different data repositories and understand the meaning of content in text, images, SKUs or symbols, and deliver information to devices such as PCs and wireless (including PDAs) devices. It also proactively makes recommendations based upon profiles and patterns, and learns to index and retrieve only the most accurate, relevant information.

MARKETS/DOMAIN EXPERTISE

   HNC customers comprise leading Fortune 1000 and Global 2000 organizations in the financial, insurance, telecommunications and e-commerce industries. Within the financial services industry, HNC's customers include leading corporations on six continents, including nine out of the top 10 U.S. credit card issuers and 16 of the 25 largest credit card issuers worldwide. More than 100 insurance companies and state insurance funds -- including nine out of the 10 largest carriers -- are HNC customers. HNC has more than 50 wireless and wireline customers worldwide. In addition, more than 30 customers in industries including computer, hotel, media and retail, are currently using HNC's products to conduct e-commerce.

STRATEGY

- Enhance and Expand Solution Platform. We intend to continue to commit capital and enhance our Customer Insight solution platform through internal development and through acquisitions. For example, our Risk solutions for fraud detection have been expanded from a single credit card fraud detection solution in 1992 to checking, debit card and online credit card fraud detection in the financial services sector; extended to workers compensation, Medicare and Medicaid fraud detection in the insurance sector; and billing, subscription and network fraud in the telecommunications sector. We are also expanding our Intelligent Response and Efficiency solutions within and across these industries. For example, in 2000 we extended our Efficiency solutions originally developed for the financial services sector into the telecommunications and insurance underwriting sectors.

- Continue to Penetrate New Vertical Markets. We intend to continue to expand into and explore new market segments within existing sectors through product extensions and/or acquisitions. For example, in the financial services sector we extended our solutions into the brokerage market in fiscal 2000 and introduced new e-commerce solutions to support business-to-business exchanges. We also entered into the wireless and m-commerce telecommunications market with solutions for fraud detection, churn reduction and Efficiency management.

- Expand Global Presence. In 2000 we started an initiative to drive global expansion by adding several senior level executives with global experience in sales and marketing in Europe, the Middle East and Africa (the EMEA), as well as the Asian-Pacific and Latin American regions. We significantly increased the number of sales, support and development personnel in these regions and we intend to continue to allocate increased resources to support accelerated global expansion. We are leveraging new and existing partnerships to drive growth such as EDS, which has led to contracts in both the EMEA and the Asian-Pacific


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   region. We also intend to expand in global markets through acquisitions, such as Systems/Link that provided direct inroads in the Latin American telecommunications market.

- Deepen Presence In Core Markets Through Multiple Delivery Models. In 2000 we delivered many of our solutions through a self-hosted and an application service provider, or ASP, channel to our customers for the first time, and we intend to continue to expand this channel of delivery. An ASP provides a contractual service that deploys, hosts, manages and rents access to software applications from a centrally managed facility, giving customers access to new application environments without up-front investments in licenses, servers and people. ASP's also offer mid-sized companies the full benefits of leading enterprise applications while minimizing the challenges, expense and risk associated with the implementation and ongoing maintenance of traditional software products. HNC benefits from offering its solutions through this delivery channel by expanding its market opportunity into mid-tier markets and deriving additional recurring revenue through a per user/per transaction model with reduced sales and implementation cycles.

- Strengthen and Develop Strategic Partnerships. We are increasing our focus on strengthening and developing additional relationships with channel distribution partners including value added resellers, or VARs, original equipment manufacturer distributors, or OEMs, strategic business partners, hardware platform partners, and consulting and implementation partners. The benefits we expect to receive from these partnerships include leveraging partner customer bases, sharing in co-operative marketing programs, and delivering unique, industry leading solutions. For example, we are developing a medical claim processing clearing house via the Web through our partnership with Web MD. In addition, the strategic partnerships we have developed in the merchant fraud market with Equifax, Thomson Financial and Digital Island have helped us win contracts with companies like Sears and Paymentech.

- Cross-Sell Customer Insight Solutions Within Existing Customer Base. HNC is increasingly leveraging its existing customer relationships to capitalize on opportunities to sell additional solutions. We are more closely integrating and cross-training our product development, account support and sales teams to increase collaboration on joint opportunities. For example, existing credit card fraud detection customers are also acquiring our Efficiency solutions. Also, the Efficiency solutions originally developed for the financial services industry are now successfully sold to our telecommunications and insurance customer base.

- Grow Through Acquisitions. In 2000 we made several acquisitions to facilitate growth into new markets and to deliver product extensions into existing markets. We continue to evaluate acquisitions that offer us the opportunity to enter new vertical markets or provide large market opportunity. We evaluate companies as acquisition targets that: have products or technologies that complement existing HNC solutions and/or can be enhanced by HNC's technologies; bring an experienced management team and domain expertise; deliver strong revenue and earnings growth; and leverage combined sales, marketing and distribution channels. In 2000, for example, we extended our Risk solutions in the financial services sector through our acquisition of CardAlert and our Opportunity solutions through our acquisition of CASA, by growing our presence in the marketing optimization arena. We strengthened our Efficiency solutions in the telecommunications sector through our acquisitions of Onyx Technologies and Systems/Link, by gaining a foothold in the wireless telecommunications market and an ASP delivery channel. We also garnered an EDI and network connectivity backbone in the


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   insurance sector through our acquisition of Celerity Technologies, which allows us to facilitate claims processing over the Internet.

MARKETS AND PRODUCTS

   Our Customer Insight product family includes Efficiency, Risk, Opportunity and Intelligent Response software suites that enable companies in the financial, insurance, telecommunications and e-commerce industries to acquire, manage and retain customers. In 2000, we successfully acquired and integrated a number of acquisitions including Onyx Technologies, Systems/Link, CASA, Celerity Technologies and CardAlert Services, and as a result have expanded our product footprint, market penetration and ASP delivery channels.

   We intend to continue to expand our solution platform through internal product development initiatives as well as through strategic acquisitions that deliver product extensions for existing as well as new markets. Through the expansion of our solutions we expect to be able to penetrate new markets and gain greater market share of existing niche markets.

EFFICIENCY

   The HNC Efficiency Suite includes the following products:
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       PRODUCT                                           PRODUCT DESCRIPTION
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
COMPADVISOR           COMPADVISOR reviews and reprices medical bills for workers' compensation. It uses a powerful decision engine to automate the bill review process and route as many as two-thirds of processed medical bills without manual intervention. CompAdvisor includes powerful electronic data interchange, or EDI, technology to reduce manual entry of data.

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AUTOADVISOR           AUTOADVISOR is an integrated medical repricing software solution with a managed care component for the auto medical claims industry that automates the process of bill review with the same technology and quality results as CompAdvisor. AutoAdvisor addresses the need to reduce the $13-18 billion the auto insurance industry loses annually due to unnecessary medical claims.

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CAPSTONE              CAPSTONE DECISION MANAGER is an intelligent new account decisioning system that can be
DECISION MANAGER      implemented within any lending environment. The system is ideally suited for helping large organizations automate complex lending decision processes in individual business areas or across the enterprise.

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CAPSTONE DECISION     CAPSTONE DECISION MANAGER FOR INSURANCE CLAIMS is an intelligent decisioning system that
MANAGER FOR           interfaces with large enterprise systems to automate complex insurance claims transactions.
INSURANCE CLAIMS

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


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
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       PRODUCT                                           PRODUCT DESCRIPTION
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
CAPSTONE DECISION     CAPSTONE DECISION MANAGER FOR MEDICAL BILLS is an intelligent decisioning system that can be
MANAGER FOR MEDICAL   the hub of a medical bill processing platform for insurance payors. By automating the
BILLS                 processing of a significant percentage of medical bills, routing medical bills to other programs like CompAdvisor or VeriComp and routing bills for professional human review,
                      Capstone for Medical can greatly enhance the performance of legacy systems.

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APPLICATION DECISION  APPLICATION DECISION MANAGEMENT automates the new account process and enables
MANAGEMENT            telecommunications carriers to process more applications per month, reduce headcount and
(4SCORE)              assign customers the most appropriate service.

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 AC-WEB               AC-WEB for the insurance industry incorporates AC-Manager functionality with the addition of allowing access to the server via a browser-based user interface. This eliminates the need for installations at each customer workstation.

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 EC-WEB               EC-WEB EC-Web is a Web browser-based package that allows corporate risk managers and human resources departments to electronically send and receive business documents in the national standard format, ANSI ASC X12. It is designed to electronically connect risk management and human resources departments with any claims administrator that can send and receive documents electronically.

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ADMIN-CONNECT         ADMIN-CONNECT was created specifically for claims administrators, enabling them to send and receive injury reports using business-to-business e-commerce. This allows third party administrators and insurance carriers to send and receive business documents electronically in the ASC X12 format. AC-Manager incorporates Admin-Connect functionality along with additional network administration features.

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HOME & AWAY           PREPAID BILLING & USAGE MONITORING (HOME & AWAY PREPAID BILLING) provides wireless carriers
PREPAID BILLING       with a solution to offer prepaid wireless telecommunications service or to perform usage monitoring.

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


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


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       PRODUCT                                             PRODUCT DESCRIPTION
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
EMPLOYER-CONNECT      EMPLOYER-CONNECT is a Microsoft Windows-based PC package designed to send and receive injury reports in the ASC X12 format. It is designed to electronically connect risk management and human resource departments with an agency or organization that can send and receive documents electronically. EC-Manager incorporates Employer-Connect functionality and additional network administration features.

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PROVIDER-CONNECT      PROVIDER-CONNECT is a Microsoft Windows-based PC package designed to send and receive injury reports in the ASC X12 format. It is designed to electronically connect healthcare providers with insurance carriers that can send and receive documents electronically.

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 ROAMEX               ROAMING DATA EXCHANGE NETWORK (ROAMEX) provides wireless telecommunications carriers with near real time records of roaming call data that occur outside a carrier's home network.
                      Carriers use this data to detect fraud beyond their home network.

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SC-MANAGER            SC-MANAGER for the insurance industry incorporates the functionality of State-Connect (see below) and includes additional business-to-business e-commerce project management tools/applications.

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 SC-WEB               SC-WEB incorporates State-Connect functionality (see below) along with a Web-enabled front end to allow workers' compensation injury reports to be entered via the Internet.

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STATE-CONNECT         STATE-CONNECT is a Microsoft Windows-based application, which unlike traditional translators, specifically meets the business-to-business e-commerce requirements for state workers' compensation agencies. It is a user-friendly software application that requires minimum staffing and training.

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TRANS-CONNECT         TRANS-CONNECT is a software package that allows claims and risk management software developers to integrate e-commerce solutions into their legacy applications for employers, claims administrators and state jurisdictions.

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


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RISK

    The HNC Risk Suite includes the following products:

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       PRODUCT                                             PRODUCT DESCRIPTION
------------------------------------------------------------------------------------------------------------------
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
MIRA                  MIRA (MICRO INSURANCE RESERVE ANALYSIS) is an easy-to-use, integrated information system for estimating workers' compensation claim loss reserves. MIRA is installed at more than 50 insurance companies, state funds and third-party administrators.

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VERICOMP              VERICOMP CLAIMANT is an insurance-claimant fraud detection system that utilizes our advanced
CLAIMANT              neural network predictive technology to identify claims that fit historical patterns of fraud and abuse. VeriComp Claimant saves time and money through early and accurate detection of fraudulent claims.

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VERICOMP              VERICOMP EMPLOYER is a predictive software solution created specifically to detect workers'
EMPLOYER              compensation premium fraud and abuse. This powerful tool enables auditors and other review staff to identify suspicious policies and prioritize premium audit efforts.

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VERICOMP SUBRO        VERICOMP SUBRO is a new predictive software system that can help insurance carriers recover significant losses by automatically identifying and notifying claims adjusters of claims that should actually be paid by another party.

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ECMDIRECTOR           ECMDIRECTOR is a financial services predictive software solution that reduces cost by more accurately identifying claims that would benefit most from case management and by automating claim management decisions.

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SPYDER                SPYDER is a predictive software solution designed to combat healthcare fraud and abuse in group healthcare, Medicaid and Medicare. Using HNC's advanced neural network predictive technology, Spyder is also available in a new real time version as well as a version specifically developed to detect dental fraud and abuse.

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FALCON                FALCON is the leader in real time fraud detection and prevention for credit card issuers.
                      Falcon's neural networks examine transaction, cardholder, and merchant data to detect a wide range of credit card fraud quickly and accurately.

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FALCON DEBIT          FALCON DEBIT is a financial services software product that examines transaction, cardholder, and merchant data to detect debit card fraud.

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


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

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       PRODUCT                                             PRODUCT DESCRIPTION
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
FALCON CHEQUE         FALCON CHEQUE runs in a bank's check processing center and uses neural networks, expert rules, and HNC's proprietary transaction pattern profiling technology to detect many types of checking account fraud.

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EAGLE                 EAGLE is a merchant risk management system designed to protect merchants from emerging fraud trends, manage risk and profitability, and increase operational efficiency.

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4WARN                 APPLICATION FRAUD MANAGEMENT (4WARN) is a telecommunications market solution that confirms identity authenticity during the customer acquisition process, to detect individuals who attempt identity deception.

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CARDALERT NETWORK     CARDALERT NETWORK provides early detection and common-purchase-point analysis of payment card fraud on shared Automated Teller Machine (ATM) and point-of-sale systems. Through daily transaction data downloads provided by participating networks, CardAlert can identify and link fraudulent transactions, identify compromised cards, and notify affected financial institutions to prevent further losses.

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PROFITMAX             SUBSCRIPTION FRAUD MANAGEMENT (PROFITMAX) helps financial services companies reduce write-offs and losses associated with fraudulent applications for service by persons who have no intention to pay. The solution utilizes HNC's profiling engine and advanced predictive models to quickly and accurately detect subscription fraud. HNC's decision rules engine is used to counteract predicted fraudulent activity.

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ATACS AND FRAUDTEC    TECHNICAL FRAUD MANAGEMENT (ATACS AND FRAUDTEC) enables telecommunications carriers to reduce bad debt expenses related to fraudulent use of their network. These solutions incorporate profile modeling to detect suspected fraudulent activity and include a case manager to monitor and take action on potential instigators of fraud. ATACS uses neural network models to automatically prioritize cases and prompt investigations of transactions with the highest probability of being fraudulent.

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


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

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       PRODUCT                                             PRODUCT DESCRIPTION
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
ATACS ONLINE          ATACS ONLINE (ADVANCED TELECOMMUNICATIONS ABUSE CONTROL SYSTEM) delivers profiling, neural network modeling and case management through an easy to use browser-based interface in an
                      ASP environment. Telecommunications providers of every size can significantly reduce losses associated with fraud through the use of this tool formerly available only to the largest carriers.

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EFALCON               EFALCON is a real time Internet payment fraud detection and risk management service for online merchants and their service providers. Delivered through an ASP delivery channel, the system also provides strategy management and customer service tools to help merchants save legitimate transactions that appear risky, as well as set policies for accepting and rejecting transactions.

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COMPCOMPARE           COMPCOMPARE is a benchmarking database that allows users to generate detailed comparative analyses between their claims data and insurance industry data. It features online access to
                      HNC's workers' compensation database. The product is marketed by NCCI (the National Council on Compensation Insurance, Inc.) through a joint marketing agreement with HNC.

------------------------------------------------------------------------------------------------------------------

PROVIDER-COMPARE      PROVIDER-COMPARE is a physician profiling system that compares one physician to a peer group of physicians for similar claim populations, identifies providers with significantly higher costs, and uses provider report cards and treatment pattern analysis to educate providers to improve financial outcomes. The product is marketed by NCCI through a joint marketing agreement with HNC.

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

OPPORTUNITY

    The HNC Opportunity Suite includes the following products:

------------------------------------------------------------------------------------------------------------------
      PRODUCT                                              PRODUCT DESCRIPTION
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
PROFITMAX             PROFITMAX PROFITABILITY provides transaction-based, real time authorization and action
PROFITABILITY         decisions that enhance the profitability of credit card portfolios. Using neural networks and
                      HNC's cardholder transaction pattern profiling technology, ProfitMax Profitability analyzes each cardholder account and predicts future profitability.

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

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       PRODUCT                                               PRODUCT DESCRIPTION
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
PROFITMAX MARGIN      PROFITMAX MARGIN MANAGER predicts margin risk for equity, investment-grade debt and mutual
MANAGER               fund securities at the portfolio, account, and security levels. The solution utilizes analytical models to formulate an assessment of margin account risk. Armed with the insight these predictions provide, brokerages can make more intelligent risk management decisions.

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PROFITMAX CHURN       CHURN RISK MANAGEMENT (PROFITMAX) helps telecommunications carriers increase revenues by
RISK MANAGEMENT       improving customer retention. Churn risk is predicted using HNC's profiling engine and advanced predictive models. Churn prevention treatments are formulated and executed using
                      HNC's decision rules engines.

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PROFITVISION          PROFITVISION is a comprehensive, enterprise-wide solution that analyzes the profitability of customer relationships, products, and business units for financial services companies. It incorporates an interface to core accounting systems and increases the accuracy of profitability measurement through matched-maturity funds transfer pricing and sophisticated cost-allocation methods, such as activity-based costing.

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MARKETING             MARKETING OPTIMIZATION is an intelligent cross-sell optimization solution that selects the
OPTIMIZATION          most profitable promotion offer that a financial institution might present to a customer.

------------------------------------------------------------------------------------------------------------------

INTELLIGENT RESPONSE

    HNC's Intelligent Response products include:

------------------------------------------------------------------------------------------------------------------
       PRODUCT                                            PRODUCT DESCRIPTION

------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
MINDWAVE REACTION     MINDWAVE REACTION uses text characterization, analysis and Intelligent Response technology to automatically categorize text, e-mail and Web inquiries; automatically respond to e-mail and
                      Web self-help inquiries; and accurately search electronic content to find relevant answers across multiple knowledge bases.

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MINDWAVE PROACTION    MINDWAVE PROACTION adds proactive and predictive capabilities to Mindwave Reaction, so companies can provide key audiences with data they need. Proaction observes and tracks online transaction patterns; provides accurate analysis that translates to precise sales and marketing targeting methods; profiles and groups users into specific categories; and
                      proactively suggests relevant information or products based on user profiles.

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

------------------------------------------------------------------------------------------------------------------
       PRODUCT                                               PRODUCT DESCRIPTION
------------------------------------------------------------------------------------------------------------------
OFFER TARGETING       Designed for high-volume online retailers, OFFER TARGETING delivers one-on-one personalization technology. Using neural network technology, Offer Targeting analyzes an individual shopper's interests and transaction patterns to determine other complementary products he or she may be interested in. Using analyzed interests coupled with previous transaction patterns, Offer Targeting can up-sell, cross-sell, provide insights about groups of customers and predict future purchasing transaction patterns.

------------------------------------------------------------------------------------------------------------------

FORM-FILL             FORM-FILL is a service provided to digital "wallet" vendors and merchants. Currently, most online merchants require customers to fill out information forms as a precondition to a sale.
                      Our patented context vector technology equips the Form-Fill service to read any Web-form and complete it, using free-form text analysis and processing. Applying our adaptive learning technology, Form-Fill learns with each interaction and applies that knowledge to future transactions so that the more a customer uses Form-Fill service (via a digital wallet), the more powerful this tool becomes. The eHNC Form-Fill service automatically tracks merchant-specific information, including reward codes, affinity programs, and site-specific user names and passwords. The Form-Fill service does not require any action on the part of the merchant, and therefore can be used for almost all e-commerce transactions.

SALES & MARKETING

   We sell and market our software and services globally through our direct sales organization and strategic partners, including distribution, hardware platform and service and consulting partners. Through these direct and indirect sales channels, we are focusing on three key initiatives to accelerate sales:

    -   Develop and expand strategic partnerships on a global scale;

    - Commit sales and marketing resources internationally to accelerate global expansion; and

    - Leverage our existing customer base and cross-sell solutions within this base.

   The national sales staff is based at our corporate headquarters in San Diego, as well as in our other United States field offices in California, Colorado, Connecticut, Florida, Georgia, Illinois, Maryland, Massachusetts, Missouri, New Jersey, New Mexico, New York, North Carolina, Ohio, Pennsylvania, Texas and Virginia. Internationally, we have field sales offices in the United Kingdom, The Netherlands, Japan and Singapore. To support our sales force, we conduct


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


comprehensive marketing programs, which include demand generation, public relations, advertising, seminars, trade shows and ongoing customer communication programs. Our sales staff is generally product-based and is assigned a geographic territory.

- Service Bureaus. We have licensed First Data Resources, Inc., or First Data, Electronic Data Services, Total Systems and Equifax to act as service bureaus, providing an alternate channel of distribution for end-users of our Falcon product. We have also licensed First Data as a service bureau for our ProfitMax product. We generally assist our service bureau partners in the sales effort, often employing our direct sales force in the process. These service bureaus pay us monthly usage fees based on the volume of transactions processed.

   We also have an outsourced bill review service bureau servicing the insurance industry. The service bureau provides both turnkey bill review services, as well as the capability to handle overflow needs of customers through our locations in California, Missouri and Texas.

- ASP (Application Service Provider). We provide Internet credit-card fraud detection to e-commerce merchants through an ASP delivery channel.

   In the telecommunications market we provide a suite of fraud detection solutions and Efficiency solutions through the ASP channel and in the insurance industry our EDI/Network Connectivity group offers ASP versions of several injury reporting products including AC-Web, EC-Web and SC-Web.

- International and Export Activity. International operations and export sales represented 19.3% of our total revenues in 2000, 23.2% in 1999, and 23.1% in 1998. International sales result primarily from Falcon product sales, in addition to sales of Retek's products during the first nine months of 2000, fiscal 1999 and fiscal 1998. We intend to continue expansion of our operations outside the United States, and to enter additional international markets, which will require significant management attention and financial resources. We have committed and continue to commit significant time and development resources to customizing our products for selected international markets, and to developing international sales and support channels. Our efforts to develop products, databases, and models for targeted international markets or to develop additional international sales and support channels may not be successful.

   International sales have additional inherent risks, including longer payment cycles, unexpected changes in regulatory requirements, import and export restrictions and tariffs, difficulties in staffing and managing foreign operations, the burdens of complying with a variety of foreign laws, greater difficulty or delay in accounts receivable collection, potentially adverse tax consequences and political and economic instability. Our international sales are currently primarily denominated in United States dollars, and a small portion is denominated in other currencies, primarily those of Western Europe and Canada. An increase in the value of the United States dollar relative to foreign currencies could make our products more expensive, and therefore potentially less competitive, in foreign markets. In the future, to the extent our international sales are denominated in local currencies, foreign currency translations may contribute to significant fluctuations in our business, financial condition and results of operations. The imposition of exchange or price controls or other restrictions on foreign currencies could also harm our business.

- Sales Cycle Risks. Due in part to the mission-critical nature of our applications, potential customers perceive high risk in connection with adoption of our products. As a result, customers have been cautious in making decisions to acquire our products. In addition, because the purchase of our products typically involves a significant commitment of capital, and may involve shifts by the customer to a new software and/or hardware platform, delays in completing sales can arise while customers complete their internal procedures to approve large capital expenditures and test and accept new technologies that effect key operations. For these and other reasons, the sales cycle associated with the purchase of our products is typically lengthy, unpredictable and holds a number of significant risks over which we have little or no control, including customers' budgetary constraints and internal acceptance reviews. The sales cycle associated with the licensing of our products can typically range from 60 days to 18 months. As a result of the length of the sales cycle and the typical size of customers' orders, our ability to forecast the timing and amount of specific sales is limited.

- Competition. The market for customer insight solutions is intensely competitive and is constantly changing. Competitors, many of which have substantially greater financial resources than we do, vary in size and in the scope of the products and services they offer. We encounter competition from a number of sources, including:

    - Other application software companies, including enterprise software vendors;

    - Management information systems departments of customers and potential customers, including financial institutions, insurance companies, telecommunications carriers and retailers;

    - Third party professional services organizations, including consulting divisions of public accounting firms;'

    -   Internet companies;

    -   Hardware suppliers that bundle or develop complementary software;

    - Network and telecommunications switch manufacturers, and service providers that seek to enhance their value-added services;

    -   Neural-network tool suppliers; and

    -   Managed care organizations.

- Pricing in the Marketplace. We believe that most of our products are competitively priced when compared to our competitors' products. The market for our products is highly competitive, and we expect that we will face increasing pricing pressures from our customers, current competitors and new market entrants. In particular, increased competition could reduce or eliminate premiums and cause further price reductions. In addition, competition could negatively impact our ability to obtain new long-term contracts and renewals of existing long-term contracts on favorable terms. Any reduction in the price of our products could negatively impact our business, financial condition and results of operations.

- Competitive Factors. We believe that the principal competitive factors affecting our markets include technical performance (for example, accuracy in detecting credit card fraud or evaluating workers' compensation claims), access to unique proprietary databases, availability in ASP format and product attributes like adaptability, scalability, interoperability, functionality, ease-of-use, product reputation, quality, performance, price, customer service and support, the effectiveness of sales and marketing efforts and our reputation. Although we believe that our products currently compete favorably with respect to these factors, we may not be able to maintain our competitive position against current and potential competitors, especially competitors with significantly greater financial, marketing, service, technical support and other resources.

   Some of our current competitors, and many of our potential competitors, have significantly greater financial, technical, marketing and other resources than we do, as well as broader integrated product lines. As a result, they may be able to respond more quickly to new or emerging technologies and changes in customer requirements or to devote greater resources to the development, promotion and sale of their products than we can. They may also possess marketing advantages due to their ability to market integrated suites of related products that are vital to the customer's computing infrastructure. This would enable them to sell products that compete with ours, even where their products may be inferior or more expensive. In addition, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties to increase the ability of their products to address the needs of our prospective customers. It is possible that new competitors or alliances among competitors may emerge and rapidly gain significant market share. Also, we rely upon our customers to provide data, expertise and other support for the ongoing updating of our models. Our customers, most of which have significantly greater financial and marketing resources than we do, may compete with us in the future or otherwise discontinue their relationships with us, or cease to provide us with critical data or support of our business, all of which could significantly harm our business.

CUSTOMER SERVICE & SUPPORT

   A high level of continuing maintenance, service and support is critical to maintaining the performance of our predictive software solutions. Service and support are also essential to our objective of developing long-term relationships with, and obtaining recurring revenues from, our customers. Our service and support activities are related to system installation, performance validation and ongoing consultation on the optimal use of our products.

- Model and Rule Updates. Most of our product license agreements obligate us to provide periodic data, model and/or rule updates to maintain system performance. Our technical personnel generally assist the customer with installation of updates. We make commitments to update models and rules at varying intervals, according to both periodically scheduled updates (for example quarterly and annually) as well as unscheduled updates, provided the customer has met its commitments to provide data to us. The choice of data source and data updates are important to customers because data are the fundamental building blocks used to create accurate predictive models. We provide various models built on industry-specific or customer-specific data to meet individual application requirements. Customers and data suppliers provide us with historical transaction data for turnkey models, trend analyses and product updates. This combination of proprietary turnkey customized and user-developed models allows us to offer products that solve a broad range of predictive application problems.

- Education. We offer comprehensive education and training programs to our customers. We provide on-site training services associated with many of our products. Fees for education and training services are generally included in the pricing of usage-priced products, but may be charged separately in other cases.

- Consulting. Our consultants are available to work with our customers' user application groups and information systems organizations. Customers that buy consulting services are usually planning large implementations or want to optimize the performance of our products in their operating environments. Fees for consulting are generally included in the pricing of usage-priced products, but may be charged separately in other cases.

TECHNOLOGY

   At the heart of our predictive software solutions lie two critical functions. The first of these is the ability to predict which individuals are most likely to exhibit certain critical business transaction patterns. Examples of these transaction patterns include fraud, payment delinquency, and responsiveness to cross-sell/up-sell efforts. The second critical function is the ability to select an appropriate action to either encourage (in the case of a cross-sell) or discourage (in the case for delinquency) an individual's predicted transaction patterns.

   Our key technologies are designed to perform one or both of these critical functions. Our technologies include neural-network models, intelligent decision engines, profiles, traditional statistical models, business models, expert rules and context vectors.

   In addition to current technologies, we strive to develop new and innovative technologies that enable new or expanded predictive software capabilities. Some of our longer-term research projects are partially funded through contracts with the U.S. Government or members of the U.S. Intelligence Community.

- Neural-network Technology. The term "neural network" refers to a family of nonlinear, statistical modeling techniques, which were derived from the work of scientists engaged in understanding biological intelligence. While we are far from having a complete understanding of biological intelligence, the techniques proposed by these scientists have proven to be very useful in solving difficult, complex business and engineering problems. We have adopted many of these techniques in our predictive software solutions.

   We use neural-network techniques to build models of complex transaction patterns such as consumer credit card fraud. These models are created through a process called "training." Training involves exposing a large data set of examples of the transaction patterns to a neural network algorithm. Often hundreds of thousands to millions of examples are provided. The neural network processes this data to identify patterns in the data that are predictive of the transaction patterns being modeled. Once training is complete, the neural network uses these learned patterns to predict the probability that a new individual will exhibit the modeled transaction patterns. We have developed proprietary high-speed and parallel-processor boards to accelerate training and execution of our neural-network software.

   Although other statistical methods can be used, our neural-network technology distinguishes itself in its ability to build highly accurate models more rapidly than possible with other methods. This provides us with a significant competitive advantage in developing and deploying products. Further, our experience with neural-network technology has led to the development of proprietary methodologies for applying that technology to real time, transaction-based business problems.

- Profiling Technology. Many of our products operate on transactional data, such as credit card purchase transactions, or other types of data that change over time, such as worker's compensations claims. In their raw form, these data are very difficult to use in model building for several reasons. First, a single transaction contains very little information about the transaction patterns of the individual that generated the transaction. Second, truncations change rapidly over time. Finally, this type of data can often be incomplete.

   To overcome these data problems, we have developed a set of proprietary techniques that transform raw transactional data into a format that is suitable for model building. We refer to this set of techniques as our profiling technology. As the name suggests, our profiling technology accumulates data across multiple transactions to create profiles of transaction patterns. Although these profiles are unintelligible to a human, they provide our neural-network models with the information needed to predict complex transaction patterns.

- Rule-based Technology. Predicting transaction patterns is only half the battle in determining how to best manage or interact with a customer. The other half involves optimizing the response or action, given the transaction patterns that have been identified and the corresponding predicted outcome. To provide this response optimization, many of our products combine specially trained neural-network models with rule-based techniques.

   Rules provide an effective method of capturing and applying such well-defined information as marketing strategies, corporate policies, and standard operating procedures. We have developed rule engines that operate efficiently in a real time, transaction-oriented system. We believe that our combination of these rule engines with neural-network models represents a significant technological advantage over more traditional approaches to decision automation.

- Context Vector Technology. Much of the information produced and used by the business world is in the form of text documents. Extracting this information and using it in predictive solutions has been very difficult with traditional analysis methods. This problem has been amplified by the huge increase in Internet usage, which generates an enormous amount of textual data. Our proprietary context vector technology solves many of the problems encountered in using textual data in predictive software solutions.

   Context vectors provide a means to encode textual information in a form that can be easily processed by computers. The basic idea is to associate a context vector with an object based on its textual description. For example, an online user can be described by the Web pages that he or she reads. An email can be characterized by the text contained within it and a product can be identified by a textual description. Using our proprietary training algorithms, context vectors are assigned to objects in such a way that vectors for related objects will be closer together than vectors for unrelated objects. Thus, the problem of associating similar objects based upon a textual description is solved, by finding vectors that are closest to each other.

   Many text-processing problems can be solved using context vector technology. For example, traditional query and retrieval consists of finding documents that include the content that is related and responsive to the query. Other examples include: matching a Web user with a banner ad, associating an e-mail with an automatic response, or recommending products that may appeal to an online buyer. When combined with our other technologies, such as neural networks and rule-based systems, we believe that context vectors can improve the performance of existing applications.

- Risks of Entering New Markets. Our success depends upon our ability to enter new markets by successfully developing new products for those markets on a timely and cost-effective basis. In order to develop new products, we often require proprietary customer data for decision model development and system installation. As a result, completion of new products (particularly new products for new markets we are entering) may be delayed until we can extract sufficient amounts of statistically relevant data to develop the models. During this development process, we rely on our potential customers in the new market to provide us with relevant data and to help train our personnel in the use and meaning of the data in the specific industry. These relationships also assist us in establishing a presence and credibility in the new market. These potential customers, most of which have significantly greater financial and marketing resources than we do, may compete with us in the future or otherwise discontinue their relationships with or support of us, either during development of our products or later on. If we fail to obtain adequate third-party support for new product development, our ability to enter new markets could be impaired, and consequently our business, financial condition and results of operations could be negatively impacted.

- Research & Development. Our research and development expenses were $75.5 million in 2000, $50.2 million in 1999, and $32.7 million in 1998. We believe that our future success depends on our ability to continually maintain and improve our core technologies, enhance our existing products, and develop new products and technologies that meet an expanding range of markets and customer requirements. We intend to expand our existing product offerings and to introduce new predictive software solutions. In the development of new products and enhancements to existing products, we use our own development tools extensively. We have traditionally relied primarily on the internal development of our products. Based on timing and cost considerations, however, we have acquired, and in the future may consider acquiring, technology or products from third parties. For example, we acquired technology and products in connection with our acquisitions of PCS, FTI and ATACS in 1998, WebTrak in 1999, and CASA, AIM, Onyx Technologies, Celerity Technologies, HighTouch, CardAlert and Systems/Link in 2000. The expense associated with acquired technology and products is separately stated on our financial statements as acquired in-process research and development and is not included in our research and development expenses above. Visionary research has long been a key component of HNC's business plan. We continually monitor research developments internal and external to HNC. We sponsor research programs to develop the ideas that we believe have the most potential. In some cases, external funding (i.e., Government grants) is used to develop initial concepts. One example of this is our Cortronics program. Originally funded by the Defense Advanced Research Projects Agency, or DARPA, the program is now fully supported by HNC. The Cortronics project is a long-term research project focused on developing and applying computer models of regions of


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


   the cerebral cortex to recognize and associate patterns in text, speech and vision. The objective of this work is to develop intelligent computing systems that are much more capable of interacting with and reasoning about their environments than current systems.

- Government Research. We strategically plan and execute our long-term research projects. In addition to funds allocated for research, we receive research contracts from a variety of sources, including the United States Government. Our Government and commercial contract customers have included DARPA, the United States Air Force, the Office of Naval Research, and several organizations within the U.S. Intelligence Community. We believe that these contracts augment our ability to maintain existing technologies and investigate new technologies that may or may not be used in our products. The United States Government typically retains intellectual property rights and licenses in the technologies we develop, directly or indirectly, under government sponsored research contracts and in some cases can terminate our rights to these technologies if we fail to commercialize them on a timely basis. Historically, these research contracts have not resulted in the development of products contributing to near-term revenue.

- Quality Control. We perform all quality assurance and develop documentation internally. We intend to continue to support industry standard operating environments, client-server architectures and network protocols. Our specialists in neural network model development, software engineering, user interface design, product documentation and quality improvement are responsible for maintaining and enhancing the performance, quality and usability of all of our predictive software solutions. Our marketing group is responsible for authoring and updating all user documentation and other publications.

- Technology Risks. The market for our predictive software solutions is characterized by rapidly changing technologies, including improvements in computer hardware, network operating systems, programming tools, programming languages, operating systems and database technology. Our success will depend upon our ability to continue to develop and maintain competitive technologies, enhance our current products and develop, in a timely and cost-effective manner, new products that meet changing market conditions, including evolving customer needs, new competitive product offerings, emerging industry standards and changing technology, such as the growth of Internet-based applications. We may not be able to develop and market product enhancements or new products that respond to changing technologies on a timely basis, or at all. We have previously experienced significant delays in the development and introduction of new products and product enhancements, primarily due to difficulties with model development, which has in the past required multiple iterations, as well as difficulties with acquiring needed data and adapting to particular operating environments. The length of these delays has varied depending upon the size and scope of the project and the nature of the problems encountered.

- Intellectual Property & Other Proprietary Rights. We rely on a combination of patent, copyright, trademark and trade secret laws and confidentiality procedures to protect our proprietary rights. We currently own 15 issued United States patents and have 24 United States patent applications pending. We have applied for international patent protection utilizing the Patent Cooperation Treaty. We have pending and granted patents in the following countries: Australia, Canada, France, Germany, Italy, Japan, the Netherlands, and the United Kingdom.

   Our United States patents expire at dates that range from December 2008 to October 2017. Patents may never issue on our pending patent applications or on any future applications we submit. In addition, the patents we currently hold may not be upheld as valid and may not prevent the development of competitive products. We seek to protect our software, documentation and other written materials under trade secret and copyright laws, which afford only limited protection.

   As part of our confidentiality procedures, we generally enter into invention assignment and proprietary information agreements with our employees and independent contractors and nondisclosure agreements with our distributors, corporate partners and licensees, and limit access to and distribution of our software, documentation and other proprietary information. Despite these precautions, it may be possible for a third party to copy or otherwise to obtain and use our products or technology without authorization, or to develop similar technology independently. In addition, to ensure that customers will not be negatively impacted by an interruption in our business, we often place the source code for our products into escrow, which may increase the likelihood of misappropriation or other misuse of our intellectual property. Moreover, effective protection of intellectual property rights may be unavailable or limited in foreign countries in which we have done and/or may do business.

   We have developed technologies for research projects conducted under agreements with various United States Government agencies or their subcontractors. Although we have acquired commercial rights to these technologies, the United States Government typically retains ownership of intellectual property rights and licenses in the technologies we develop under these contracts, and in some cases can terminate our rights to these technologies if we fail to commercialize them on a timely basis. In addition, under United States Government contracts, the results of our research may be made public by the government, which could limit our competitive advantage with respect to future products based on funded research.

   In the past, we have received communications from third parties asserting that our trademarks infringe upon other parties' trademarks, or that data we use is copyrighted by an independent third party, none of which resulted in litigation or material losses to us. In addition, we have been involved in patent litigation. As the number of software products increases and the functionality of these products further overlaps, we believe that software developers' risk of infringement claims will increase. Given our ongoing efforts to develop and market new technologies and products, we may receive claims from other third parties asserting that our products infringe upon their intellectual property rights. Licenses to disputed third-party technology or intellectual property rights might not be available on reasonable commercial terms, if at all. Furthermore, we may initiate claims or litigation against third parties for infringement of our proprietary rights or to establish the validity of our proprietary rights. Litigation could result in significant expense to us, and divert the efforts of our technical and management personnel, whether or not it is resolved in our favor. As a result of an adverse ruling in any litigation, we might be required to pay substantial damages, discontinue the use and sale of infringing products, expend significant resources to develop non-infringing technology or obtain and pay for licenses to infringing technology. In addition, a court might invalidate our patents, trademarks or other proprietary rights. In the event of a successful claim against us, and our failure to develop or license a substitute technology, our business, financial condition and results of operations would be harmed.

EMPLOYEES

   As of December 31, 2000, we had 1,121 employees, including 438 in product development and support, 216 in customer service, 123 in sales and marketing, 162 in service bureau and 182 in finance, administration and management information systems. Most of our employees are located in the United States. None of our employees are represented by a labor union. We have experienced no work stoppages and believe that our employee relationships are generally good.

   Our success depends to a significant degree upon the continued service of our senior management and other key research, development, sales and marketing personnel. Only a small number of our employees have employment agreements, and these agreements may not result in the retention of these employees. In the past, we have experienced difficulty in recruiting a sufficient number of qualified technical and sales employees. In addition, competitors may attempt to recruit, and be successful in recruiting, our key employees. We may not be successful in attracting, assimilating, and retaining personnel.

RISK FACTORS

FLUCTUATIONS IN OUR REVENUES AND OPERATING RESULTS MIGHT LEAD TO REDUCED PRICES FOR OUR STOCK.

   Our revenues and operating results have varied significantly in the past and in some quarters we have experienced net losses. We expect fluctuations in our operating results to continue for the foreseeable future. As a result, we believe that you should not rely on period-to-period comparisons of our financial results as an indication of our future performance. It is possible that in some future periods our operating results may fall below the expectations of market analysts and investors. In this event the market price of our common stock would likely fall. Factors that are likely to cause our revenues and operating results to fluctuate include the following:

    -   changes in the volume of our sales;

    -   a decrease in recurring revenues or the loss of key customers;

    - the timing or deferral, or the reduction or cancellation, of customer orders or purchases;

    - the timing of our new product announcements and introductions in comparison to our competitors;

    -   delays in the release of final commercial versions of our products;

    -   changes in the mix of our distribution channels;


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


    -   the amount and timing of our operating expenses;

    - our ability to fulfill our obligations under percentage-of-completion contracts;

    - our success in completing pilot installations within contracted fee budgets;

    -   competitive conditions in the industries we serve;

    -   economic conditions in our targeted markets;

    -   domestic and international economic conditions;

    -   changes in prevailing technologies;

    -   expenses and charges related to our acquisition of other businesses;

    - increased operating expenses related to the development of new products, including products for the Internet;

    - our ability to recognize revenues in accordance with generally accepted accounting principles in the quarter in which we expect to recognize those revenues.

THE LENGTHY SALES CYCLE OF OUR PRODUCTS MAKES IT DIFFICULT FOR US TO DETERMINE WHEN SALES WILL OCCUR, AND WE MAY NOT BE ABLE TO COMPENSATE FOR UNANTICIPATED REVENUE SHORTFALLS.

   We cannot predict the timing of the recognition of our revenues accurately because of the length of our sales cycles. As a result, if sales forecasted from specific customers are not realized, we may be unable to compensate for the resulting revenue shortfall and our operating results would be harmed. The sales cycle to license our products can typically range from 60 days to 18 months. Customers are often cautious in making decisions to acquire our products, because purchasing our products typically involves a significant commitment of capital, and may involve shifts by the customer to a new software and/or hardware platform or changes in the customers operational procedures. Delays in completing sales can arise while customers complete their internal procedures to approve large capital expenditures and test and accept our applications. We may incur substantial sales and marketing expenses and expend significant management effort while potential customers are evaluating our products and before they place an order with us. Consequently, if orders for our products are not received as anticipated, our operating results could be harmed.

THE CHALLENGES ASSOCIATED WITH EFFECTIVELY INTEGRATING ACQUIRED BUSINESSES COULD PREVENT US FROM REALIZING THE INTENDED BENEFITS OF THESE ACQUISITIONS.

   During 2000, we completed the acquisition of seven businesses (one of which was divested in connection with the spin-off of our former subsidiary Retek). Integrating and organizing the remaining six acquired businesses creates challenges for our operational, financial and management information systems and can pose difficulties in maintaining our corporate culture. If we do not adequately address issues presented by growth through acquisitions, we may not fully realize the intended benefits, including any financial benefits, of these acquisitions and may incur increased costs and expenses.

WE EXPECT TO CONTINUE TO MAKE STRATEGIC ACQUISITIONS, WHICH COULD PUT A STRAIN ON OUR RESOURCES, CAUSE DILUTION TO OUR STOCKHOLDERS AND ADVERSELY AFFECT OUR FINANCIAL RESULTS.

   We believe that our future growth may depend, in part, upon our ability to successfully complete future acquisitions of businesses and technologies. Integrating newly acquired organizations and technologies into our business could put a strain on our resources and be expensive and time consuming. In addition, we may not succeed in integrating acquired businesses or technologies and may not achieve anticipated revenue and cost benefits. Further, our acquisition strategy and future acquisitions could result in any of the following risks:

   - increased competition for acquisition opportunities could inhibit our growth and our ability to complete suitable acquisitions, and could also increase the price we would have to pay to complete acquisitions, which might result in dilution to the equity interests of our stockholders;

   - if we are unable to complete acquisitions successfully, we might not be able to successfully develop and market products for new industries or for markets with which we may not be familiar;

   - we might not be able to coordinate the diverse operating structures, policies and practices of companies we acquire or to successfully integrate the employees of the acquired companies into our organization and culture, which could impair employee morale and productivity;

   - despite due diligence reviews, acquired businesses may bring with them unanticipated liabilities, risks or operating costs that could harm our results of operations or business or require unbudgeted expenses;

   - if we fail to retain the services of key employees of acquired companies for significant time periods after the acquisition of their companies, we may experience difficulty in managing the acquired company's business and not realize the anticipated benefits of the acquisition;

   - the accounting treatment of acquisitions can result in significant acquisition-related accounting charges and expenses that can reduce our reported results of operations both at the time of the acquisition and in future periods; and

   - additional acquisitions may require us to issue shares of our stock and stock options to owners of the acquired businesses, resulting in dilution to our stockholders.


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


IF WE FAIL TO EFFECTIVELY RESPOND TO CHANGES IN OUR BUSINESS THEN OUR CORPORATE ORGANIZATION WILL BE DISRUPTED AND WE WILL BE DIVERTED FROM OUR BUSINESS PLAN.

   In recent years, we have experienced changes in our operations that have placed significant demands on our administrative, operational and financial resources. These demands, which are expected to continue to challenge our management and operations, include the following:

   -   growth and diversification of our customer base;

   - expansion of our product functionality and the number of products we market and support;

   - expansion of our product lines into new markets, industries and technology mediums;

   -   increase in the number of our employees; and

   -   geographic dispersion of our operations and personnel.

   These changes require us to manage an increasing number of relationships with customers and other third parties, as well as a larger workforce. In addition, we will need to adapt our operational and financial control systems, if necessary, to respond to changes in the size and diversification of our business. If we fail to manage changes effectively, our employee-related costs and employee turnover could increase and we could face disruptions that compromise our ability to execute on our business plan.

IF OUR SOFTWARE PRODUCTS DO NOT ACHIEVE WIDESPREAD MARKET ACCEPTANCE, OUR BUSINESS REPUTATION AND FINANCIAL PERFORMANCE WOULD SUFFER.

   The rate at which businesses have adopted our products has varied significantly by market and by product within each market, and we expect to continue to experience variations to the degree to which our products are accepted in our target markets in the future. In particular, the acceptance of our products may be limited by factors such as:

   - the failure of prospective customers to perceive value in predictive software solutions;

   - the reluctance of our prospective customers to replace their existing solutions with our products; and

   - the emergence of new technologies that could cause our products to be less competitive or obsolete.

   In addition, because the market for customer insight solutions is still in a relatively early stage of development, we cannot accurately assess the size of the market, and we have limited insight into trends that may emerge and affect our business. For example, we may have difficulty in predicting customer needs and new technologies, developing products that could address those needs and technologies, and establishing a distribution strategy for these products. We may also have difficulties in predicting the competitive environment that will develop.


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


IF WE FAIL TO KEEP UP WITH RAPIDLY CHANGING TECHNOLOGIES, OUR PRODUCTS COULD BECOME LESS COMPETITIVE OR OBSOLETE.

   In our markets, technology changes rapidly, and there are continuous improvements in computer hardware, network operating systems, programming tools, programming languages, operating systems, database technology and the use of the Internet. If we fail to enhance our current products and develop new products in response to changes in technology or industry standards, our products could rapidly become less competitive or obsolete. For example, the rapid growth of the Internet environment creates new opportunities, risks and uncertainties for businesses, such as ours, which develop software solutions that must also be designed to operate in Internet, intranet and other online environments. Our future success will depend, in part, upon our ability to:

   -   internally develop new and competitive technologies;

   -   use leading third-party technologies effectively;

   -   continue to develop our technical expertise;

   -   anticipate and effectively respond to changing customer needs;

   - time new product introductions in a way that minimizes the impact of customers delaying purchases of existing products in anticipation of new product releases; and

   - Influence and respond to emerging industry standards and other technological changes.

DELAYS IN THE DEVELOPMENT OF NEW PRODUCTS OR PRODUCT ENHANCEMENTS COULD HARM OUR OPERATING RESULTS AND OUR COMPETITIVE POSITION.

   The development of new, technologically advanced products is a complex and uncertain process that requires innovation, highly skilled personnel and accurate anticipation of technological and market trends. We have previously experienced significant delays in the development and introduction of new products and product enhancements, primarily due to difficulties with model development, which has in the past required multiple iterations, as well as difficulties with acquiring data and adapting to particular operating environments. The length of these delays has varied depending upon the size and scope of the project and the nature of the problems encountered. If we are unable to meet the introduction schedules for our new products or product enhancements, customers may switch their allegiance to competitive products or refuse to purchase our solutions, which would harm our competitive position and our operating results.

WE DERIVE A SUBSTANTIAL PORTION OF OUR REVENUES FROM OUR COMPADVISOR AND FALCON PRODUCTS, AND OUR REVENUE WILL DECLINE IF THE MARKET DOES NOT CONTINUE TO ACCEPT THESE PRODUCTS.

   Our CompAdvisor and Falcon products in the aggregate accounted for 40.3% of our total revenues in 2000. CompAdvisor accounted for 23.5% of total revenues in 2000 and Falcon accounted for 16.8% of total revenues in 2000. We expect these products will continue to account for a substantial portion of our total revenues for the foreseeable future. Our revenue will decline if the market does not continue to accept these products. Factors that might affect the market acceptance of CompAdvisor include the following:


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   -   simplification of state workers' compensation fee schedules;

   - changes in the overall payment system or regulatory structure for workers' compensation claims;

   -   technological change;

   -   our inability to obtain or use state fee schedule or claims data;

   -   saturation of market demand;

   -   loss of key customers; and

   -   industry consolidation.

   Demand for, or use of, Falcon, could decline as a result of factors that reduce the effectiveness of Falcon's fraud detection capabilities. For example, patterns of credit card fraud might change in a manner that the Falcon product line would not detect. In addition, other methods of credit card fraud prevention such as smart cards may reduce customers' need for the Falcon product line. Because many Falcon customers are banks and related financial institutions, sales of our Falcon products are subject to changes in the financial services industry such as fluctuations in interest rates and the general economic health of financial services companies, which affect their capital expenditure budgets. In addition, the financial services industry tends to be cyclical, which may result in variations in demand for our Falcon products. There is a continuing trend toward consolidation in the financial services industry, which has reduced our customer base and may lead to lost or delayed sales and reduced demand for our Falcon products. Industry consolidation also could affect our base of recurring revenues derived from contracts in which we are paid on a per-transaction basis, when consolidated customers combine their operations under one contract with us which, in some cases, could result in lower payments to us than those previously paid by our customers separately.

WE DEPEND ON DATA TO UPDATE OUR STATISTICAL MODELS, AND FAILURE TO TIMELY OBTAIN THIS DATA COULD HARM THE PERFORMANCE OF OUR PRODUCTS.

   The development, installation and support of our credit card fraud control and profitability management, loan underwriting and insurance products require periodic updates of our statistical models. To develop these updates, we must develop or obtain a reliable source of sufficient amounts of current and statistically relevant data to analyze transactions and update our models. In most cases, these data must be periodically updated and refreshed to enable our predictive products to continue to work effectively in a changing environment. We do not own or control much of the data that we require, most of which are collected privately and maintained in proprietary databases. Generally, our customers agree to provide us the data we require to analyze transactions, report results and build new predictive models. If we fail to maintain good relationships with these customers, we could lose access to required data and our products might become less effective. In addition, our CompAdvisor product uses data from state workers'


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

compensation fee schedules adopted by state regulatory agencies. Third parties have previously asserted copyright interests in this data. These assertions, if successful, could prevent us from using the data. We may not be able to continue to obtain adequate amounts of statistically relevant data on time, in the required formats or on reasonable terms and conditions, whether from customers or commercial suppliers.

IF WE ARE UNABLE TO COMPETE EFFECTIVELY WITH EXISTING OR NEW COMPETITORS, OUR RESULTING LOSS OF COMPETITIVE POSITION COULD RESULT IN PRICE REDUCTIONS FOR OUR PRODUCTS, FEWER CUSTOMER ORDERS AND LOSS OF MARKET SHARE.

   The market for predictive software solutions is intensely competitive and is constantly changing. Some of our competitors or potential competitors have substantially greater financial, technical and marketing resources than we do. These competitors may be able to respond more rapidly than we can to new or emerging technologies or changes in customer requirements. They may also devote greater resources to the development, promotion and sale of their products than we do. In addition, they may have the ability to sell products competitive to ours at lower prices as part of integrated suites of several related products that are vital to the customer's computing infrastructure. This may cause customers to purchase products of our competitors that directly compete with our products in order to acquire other products of the competitor.

   Our competitors vary in size and in the scope of the products and services they offer. We encounter competition from a number of sources, including:

   - other application software companies, including enterprise software vendors;

   - management information systems departments of customers and potential customers, including financial institutions, insurance companies, telecommunications carriers and retailers;

   - third-party professional services organizations, including consulting divisions of public accounting firms;

   -   Internet companies;

   -   hardware suppliers that bundle or develop complementary software;

   - network and telecommunications switch manufacturers, and service providers that seek to enhance their value-added services;

   -   neural-network tool suppliers; and

   -   managed care organizations.

   We expect to experience additional competition from other established and emerging companies, as well as from other technologies. For example, our Falcon and eFalcon products compete against other methods of preventing credit card fraud, such as credit card activation


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

programs, credit cards that contain the cardholder's photograph, smart cards and other card authorization techniques.

   Increased competition, whether from other products or new technologies, could result in price reductions, fewer customer orders, loss of customers, reduced gross margins and loss of market share, any of which could negatively impact our business. We expect to face increasing pricing pressures from our current competitors and new market entrants. Price reductions could negatively impact our margins and results of operations. Price competition could also harm our ability to obtain new long-term contracts and renewals of existing long-term contracts on favorable terms.

   Furthermore, a number of our current and potential competitors have established or may establish cooperative relationships among themselves or with third parties to increase the ability of their products to address the needs of our prospective customers. As a result, new competitors or alliances among competitors may emerge and rapidly gain significant market share. We may not be able to compete effectively against current and potential competitors, especially those with significantly greater resources and market leverage.

IF WE LOSE KEY PERSONNEL, WE MIGHT NOT BE ABLE TO MANAGE OUR BUSINESS SUCCESSFULLY.

   Our future success depends to a significant degree upon the continued service of members of our senior management and other key research, development, sales and marketing personnel. We generally do not have employment agreements with our employees, and the few employment agreements we do have with a small number of our employees may not result in the retention of these employees. As a result, we could experience the untimely loss of a member of the management team on little or no advance notice. We could also lose the services of a key employee of a business we acquire before we have had adequate time to familiarize ourselves with the operating details of that business and obtain a suitably experienced replacement. Our future performance will also depend, in part, upon the ability of our officers to work together effectively. Our management personnel may not be successful in carrying out their duties or running our company. Any dissent among members of management could impair our ability to make strategic decisions quickly in a rapidly changing market.

IF WE DO NOT RECRUIT AND RETAIN QUALIFIED PERSONNEL, OUR ABILITY TO EXECUTE OUR BUSINESS PLAN WOULD BE COMPROMISED.

   Our future success depends upon our ability to attract, retain and motivate highly skilled employees. Competition for employees in our industry is intense. We have historically experienced difficulty in recruiting a sufficient number of qualified sales and technical employees. In addition, competitors and other businesses may be successful in attempts to recruit our key employees, particularly if they can offer more attractive stock options or other equity compensation packages. Many of our technical employees possess unique skills and are not easily replaceable, and loss of technical personnel could harm our product development efforts. We expect to continue to experience difficulty in hiring and retaining highly skilled employees with appropriate qualifications.


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


OUR FUTURE RESULTS COULD BE HARMED BY ECONOMIC, POLITICAL, REGULATORY AND OTHER RISKS ASSOCIATED WITH INTERNATIONAL SALES.

    International operations and export sales represented 19.3% of our total revenues in 2000. We intend to continue to expand our operations outside the United States and to enter additional international markets, which will require significant management attention and financial resources. For more mature products, like Falcon, we may need to increase our international sales in order to continue to expand our customer base. We have committed and continue to commit significant time and development resources to customizing and adapting our products for selected international markets, and to developing international sales and support channels. These international marketing efforts require us to incur increased sales, marketing, development and support expenses. If our efforts do not generate additional international sales on a timely basis, our margins and earnings would be harmed.

   To the extent that our revenues from international operations represent an increasing portion of our total revenues, we will be subject to increased exposure to international risks. As a result, our future results could be affected by a variety of factors, including:

   -   changes in foreign currency exchange rates;

   - changes in the political or economic conditions of a country or region, particularly in emerging markets;

   - trade protection measures, such as tariffs, EEU software directives and import or export licensing requirements;

   -   potentially negative consequences from changes in tax laws;

   -   potentially reduced protection for intellectual property rights;

   -   difficulty in managing widespread sales operations; and

   -   slower payment cycles from international customers.

IF OUR PRODUCTS DO NOT COMPLY WITH GOVERNMENT REGULATIONS THAT APPLY TO US OR TO OUR CUSTOMERS, WE COULD BE EXPOSED TO LIABILITY OR OUR PRODUCTS COULD BECOME OBSOLETE.

   Many of our customers must comply with a number of government regulations and other industry standards, and as a result, many of our key products must also be compliant. For example, our financial services products are affected by the Fair Credit Reporting Act, by Regulation B under the Equal Credit Opportunity Act, by regulations governing the extension of credit to consumers and by Regulation E under the Electronic Fund Transfers Act, as well as non-governmental VISA and MasterCard electronic payment standards. Fannie Mae and Freddie Mac regulations, among others, for conforming loans, affect our mortgage services products. Insurance-related regulations may in the future apply to our insurance products. If our products fail to comply with existing or future regulations and standards, our customers or we could be subject to legal action by regulatory authorities or by third parties, including actions seeking civil or criminal penalties, injunctions against our use of data or preventing use of our products or civil damages. In addition, we may also be liable to our customers for failure of our products to comply with regulatory requirements. If state-mandated workers' compensation laws or regulations or state workers' compensation fee schedules are simplified, these changes would


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

diminish the need for, and the benefit provided by, CompAdvisor. In many states, including California, there have been periodic legislative efforts to reform workers' compensation laws in order to reduce the cost of workers' compensation insurance and to curb abuses of the workers' compensation system. Changes in workers compensation laws or regulations could adversely affect our insurance products by making them obsolete, or by requiring extensive changes in these products to reflect new workers' compensation rules. To the extent that we sell new products targeted to markets that include regulated industries and businesses, our products will need to comply with these additional regulations.

IF WE FAIL TO PROTECT AND PRESERVE OUR INTELLECTUAL PROPERTY WE COULD LOSE AN IMPORTANT COMPETITIVE ADVANTAGE.

Our success and ability to compete substantially depend upon our internally developed proprietary technologies, which we protect through a combination of patent, copyright, trademark and trade secret laws and confidentiality procedures. We also seek to protect our software, documentation and other written materials under trade secret and copyright laws, which afford only limited protection. Despite the measures we take to protect our intellectual property, it may be possible for a third party to copy or otherwise to obtain and use our products or technology without authorization, or to develop similar technology independently. In addition, patents may not be issued with respect to our pending or future patent applications, and our patents may not be upheld as valid or may not prevent the development of competitive products. To ensure that customers will not be harmed by an interruption in our business, we often place software source code for our products into escrow, which may increase the likelihood of misappropriation or other misuse of our intellectual property. Any disclosure, loss, invalidity of, or failure to protect, our intellectual property could negatively impact our competitive position, and ultimately, our business. We have developed technologies under research projects conducted under agreements with various United States Government agencies or subcontractors. Although we have acquired commercial rights to these technologies, the United States Government typically retains ownership of intellectual property rights and licenses in the technologies developed by us under these contracts, and in some cases can terminate our rights in these technologies if we fail to commercialize them on a timely basis. Under our contracts with the United States Government, the results of our research may be made public by the government, which could limit our competitive advantage with respect to future products based on our research.

WE COULD BE SUBJECT TO CLAIMS OF INFRINGEMENT OF THIRD-PARTY INTELLECTUAL PROPERTY RIGHTS, WHICH COULD RESULT IN SIGNIFICANT EXPENSE AND LOSS OF INTELLECTUAL PROPERTY RIGHTS.

   In the past, we have received communications from third parties asserting that our trademarks infringe upon their trademarks, or that data we use is copyrighted by them, none of which has resulted in litigation or material losses. We have also been involved in patent litigation. Given our ongoing efforts to develop and market new technologies and products, we may from time to time be served with other claims from third parties asserting that our products or technologies infringe their intellectual property rights. Any litigation to determine the validity of these claims, including claims arising through our contractual indemnification of our customers and other business partners against infringement, regardless of their merit or resolution, would likely be costly and time consuming and divert the efforts and attention of our management and technical


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


personnel. We cannot be certain we would prevail in this litigation given the complex technical issues and inherent uncertainties in intellectual property litigation. If this litigation resulted in an adverse ruling, we could be required to:

   -   pay substantial damages;

   -   cease the use or sale of infringing products;

   -   expend significant resources to develop non-infringing technology;

   -   discontinue the use of certain technology; or

   - obtain a license under the intellectual property rights of the third party claiming infringement, which license may not be available on reasonable terms, or at all. A license, if obtained, might require that we pay substantial royalties or license fees that would reduce our margins.

OUR PRODUCTS MAY HAVE DEFECTS, WHICH COULD DAMAGE OUR REPUTATION, DECREASE MARKET ACCEPTANCE OF OUR PRODUCTS, CAUSE US TO LOSE CUSTOMERS AND REVENUE AND RESULT IN LIABILITY TO US.

   Products as sophisticated as ours are likely to contain errors or failures when first introduced or as new versions are released. To the extent that we develop new products that operate in new environments, such as the Internet, the possibility for program errors and failures may increase due to factors including the use of new technologies or the need for more rapid product development that is characteristic of the Internet market. In the future, we may experience delays in releasing new products or product enhancements as problems are corrected. Errors or defects in our products that are significant, or are perceived to be significant, could result in the rejection of our products, damage to our reputation, lost revenues, diverted development resources and increased service and support costs and warranty claims. In addition, because our products are used in business-critical applications, any product errors or failures may give rise to substantial product liability claims.

OUR COMMON STOCK PRICE FLUCTUATES AND HAS BEEN VOLATILE.

   The market price of our common stock has been, and will likely continue to be, subject to wide fluctuations. Many factors could cause the price of our common stock to rise and fall, including:

   -   variations in our quarterly results;

   -   announcements of new products by us or our competitors

   -   acquisitions of businesses or products by us or our competitors;

   -   recruitment or departure of key personnel;

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


   -   the gain or loss of significant orders;

   -   the gain or loss of significant customers;

   - changes in the estimates of our operating performance or changes in recommendations by any securities analysts that follow our stock; and

   - market conditions in our industry, the industries of our customers and the economy as a whole.

   In addition, stocks of technology companies have experienced extreme price and volume fluctuations that often have been unrelated or disproportionate to the operating performance of these companies. Public announcements by companies in our industry about, among other things, their performance, accounting practices or legal problems could cause the market price of our common stock to decline regardless of our actual operating performance.

   In the past, securities class action litigation has often been brought against a company following a period of volatility in the market price of its securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and divert management's attention and resources.

OUR CERTIFICATE OF INCORPORATION AND DELAWARE LAW CONTAIN PROVISIONS THAT COULD DISCOURAGE OR PREVENT A TAKEOVER, EVEN IF AN ACQUISITION WOULD BENEFIT OUR STOCKHOLDERS.

        Under our certificate of incorporation, our board of directors is authorized to issue up to 4,000,000 shares of preferred stock without any further vote or action by our stockholders. The rights of the holders of our common stock will be subject to the rights of the holders of any preferred stock that we may issue in the future. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock. We have no current plans to issue shares of preferred stock. In addition, Section 203 of the Delaware General Corporation Law restricts business combinations with any "interested stockholder" as defined by the statute. The statute could make it more difficult for a third party to acquire us, even if an acquisition would benefit our stockholders.


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